Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Amendment No. 4 to Form S-1/A of MinnErgy, LLC of our report dated March 21, 2008 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Rochester, MN
March 21, 2008